Exhibit 99.2

Conmed Healthcare Management, Inc. Announces New Healthcare Services
Contract with Creek County, Oklahoma

New Multi-year Contract Marks Conmed’s Entrance into Seventh State

Hanover, Md.-- (BUSINESS WIRE)—June 16, 2009-- Conmed Healthcare Management, Inc. (OTCBB:CMHM - News), a leading full service provider of correctional facility healthcare services to county detention centers, today announced that it has been awarded a new, multi-year contract with Creek County, Oklahoma. This marks the first contract win for Conmed in the state of Oklahoma The total value of the contract, which is composed of a one-year initial contract period and 4 one year renewal options, is approximately $2.2 million over the life of the contract, and is effective as of July 1, 2009.

Dr. Richard W. Turner, Chairman of the Board and Chief Executive Officer of Conmed, commented, “We are grateful for the opportunity that Creek County has given us to enter another new market, and look forward to providing this new customer with our high quality, fully-compliant healthcare services. We continue to service new markets as a result of our reputation with the correctional facilities we currently serve in other states, and believe that there are additional counties in Oklahoma that are excellent fits for the high quality service offering we provide.”

The new Creek County, Oklahoma contract marks Conmed’s entrance into that state and was won through a competitive proposal process against other providers. The initial one-year term of the contract covers approximately 315 inmates. Under terms of the agreement, Conmed will provide a complete platform of medical services that include staffing of nurses, physicians, and clerical personnel, dental services, mental and behavioral health services, ancillary services such as laboratory and diagnostic x-ray, as well as pharmacy services. In addition, Conmed will also provide offsite specialist and hospital services, subject to contractual limits and contingencies as defined by the contract.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently services detention centers and correctional facilities in thirty-three counties in six states, including Arizona, Kansas, Maryland, Oregon, Virginia, and Washington,. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "projects", "potentially" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions~~.~~; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 212-946-2849
peter@haydenir.com